Exhibit 23.3


                          INDEPENDENT AUDITORS' CONSENT

We consent to incorporate by reference in the Registration Statement on Form S-8 of Kirby Corporation and consolidated subsidiaries of our report dated February 18, 1998, relating to the consolidated balance sheets of Universal Insurance Company and subsidiaries as of December 31, 1997 and the related consolidated statements of earnings, stockholders' equity and cash flows for the year then ended, which report appears in the December 31, 1999 Annual Report on Form 10-K of Kirby Corporation and consolidated subsidiaries.



/s/ DELOITTE & TOUCHE LLP
--------------------------------
DELOITTE & TOUCHE LLP


San Juan, Puerto Rico
July 31, 2000